CERTAIN INFORMATION HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

                                                                   EXHIBIT 10.12

                 SECOND AMENDMENT TO TRADEMARK LICENSE AGREEMENT

         THIS SECOND AMENDMENT ("Second Amendment") to the TRADEMARK LICENSE AGREEMENT of March 1, 2000 (the "License Agreement"), which was first amended on March 20, 2001, is made effective this day of April, 2001, by and between The Procter & Gamble Company, an Ohio corporation with a place of business at One P&G Plaza, Cincinnati, Ohio 45202 and its affiliates and subsidiaries (collectively, "P&G") and CNS Inc., a Delaware corporation with its new place of business at 7615 Smetana Lane, Eden Prairie, MN 55344, ("CNS"). All capitalized terms used herein but not specifically defined shall have the meanings set forth in the License Agreement.

         WHEREAS P&G has previously granted a non-transferable and exclusive license to CNS to use the VICKS(R) trademark and triangle design trademark (collectively, the "Licensed Marks") on the Product listed on Schedule 2 of the License Agreement (the "Product"), in the countries listed on Schedule 3 (the "Area") and subject to the restrictions outlined in Schedule 4; and

         WHEREAS the parties agreed that the License Agreement and/or any of these Schedules may be amended at any time upon agreement by the parties in writing, and

         WHEREAS on March 20, 2001 the parties amended Schedule 1 of the License Agreement to include the trademarks Vick(R) and Wick(R) and concurrently amended
Schedule 3 to include several new countries in several new regions; and

         WHEREAS the parties now desire to amend the Area of the License Agreement by amending Schedule 3 to include four additional countries for inclusion in the Area for a initial test period of time;

         NOW THEREFORE, the parties agree to amend the License Agreement as follows:

Schedule 3 is hereby amended to include the Following new countries in the Europe region: France, Portugal, Spain and the United Kingdom. The new countries are listed by region in the amended Schedule 3. An Amended Schedule 3 is attached.

Schedule 5 is hereby amended to reflect that CNS' Royalty as % of CNS' Net Sales of Products which include the Licensed Marks shall be [* * *] for each country listed on Amended Schedule 3. An Amended Schedule 5 is attached.

Related to this expansion of the License Agreement to the Europe region ("Expansion"), the parties hereby agree to the following specific terms and conditions for such Expansion;

CNS shall have the rights and obligations, including the royalty obligations, set forth in the License Agreement in the countries of the Europe region designated on Schedule 3 for a term to expire May 1, 2002 ("Expansion Period").

During this Expansion Period, P&G and CNS shall mutually agree on evaluation criteria to be utilized by P&G to analyze and evaluate the success of the Expansion and the effect of such Expansion on P&G's Vicks VapoRub business. P&G shall conduct this analysis and evaluation at its own cost and expense.

P&G, in its sole discretion, shall determine whether to continue this Expansion effort beyond the Expansion Period. If P&G does not notify CNS of its desire to continue with the Expansion of the Trademark License before May 1, 2002, then such Expansion shall automatically terminate on May 1, 2002 and this Second Amendment shall be null and void. Upon said termination, CNS shall cease using the Licensed Marks on its products in a countries in the Europe region listed an Amended Schedule 3, and except for royalties accrued as of the date of termination, CNS shall have no further obligation to make payments. Notwithstanding the above, for a period of one-hundred twenty (120) days, CNS shall retain rights to use the Licensed Marks (and the corresponding royalty obligations) on Products distributed or in inventory prior to termination.

If P&G notifies CNS of its desire to continue with the Expansion of the Trademark License, then P&G and CNS shall in good faith negotiate a new amendment to the License Agreement to set forth the parties' agreement for continuation of the Expansion and any agreement for further expansion of the License Agreement.

P&G agrees that in the event the Expansion is continued beyond May 1, 2002, the Initial Expansion Period will not count as a year for the purposes of determining Minimum Royalty obligation set forth in Section 7(b) and Schedule 6 of the License Agreement.

Except as set forth herein all terms of the License Agreement remain unchanged by this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment.

For THE PROCTER & GAMBLE COMPANY           For CNS, INCORPORATED


By:  /s/ T.C. Blinn                        By:  /s/ Kirk P. Hodgdon
    ----------------------------------         ---------------------------------

Name: T.C. Blinn                           Name: Kirk P. Hodgdon

Title: V.P. Global Personal Healthcare     Title: V.P. Business Development

Date: April 27, 2001                       Date: April 25, 2001

                               AMENDED SCHEDULE 3

      (PURSUANT TO APRIL _____, 2001 SECOND AMENDMENT TO LICENSE AGREEMENT)


REGIONS:                                     COUNTRIES:

North America                                United States
                                             Canada
                                             Puerto Rico

Latin America                                Argentina
                                             Belize
                                             Bolivia
                                             Brazil
                                             Chile
                                             Columbia
                                             Costa Rica
                                             Ecuador
                                             French Guiana
                                             Guatemala
                                             Guyana
                                             Honduras
                                             Mexico
                                             Nicaragua
                                             Panama
                                             Paraguay
                                             Peru
                                             Suriname
                                             Uruguay
                                             Venezuela

Asia/Middle East/Africa                      Australia
                                             Israel
                                             New Zealand
                                             South Africa

Europe                                       France
                                             Portugal
                                             Spain
                                             United Kingdom

                               AMENDED SCHEDULE 5

      (PURSUANT TO APRIL _____, 2001 SECOND AMENDMENT TO LICENSE AGREEMENT)


                                                ROYALTY AS % OF CNS'
                                                NET SALES OF PRODUCTS
COUNTRY                                         WHICH INCLUDE THE LICENSED MARKS
-------                                         --------------------------------

Every country listed on Amended Schedule 3      [* * *]